NON-QUALIFIED PERFORMANCE STOCK OPTION AGREEMENT




     RALSTON PURINA COMPANY (the "Company"), effective September 26, 1996, grants this Non-Qualified Performance Stock Option to
("Optionee") to purchase a total of           shares  of  Common  Stock  of  the
Company ("Stock") at a price of $67.25 per share pursuant to its 1996 Incentive Stock Plan (the "Plan"). Subject to the provisions of the Plan and the following terms, Optionee may exercise this Option from time to time by tendering to the Company written notice of exercise together with the purchase price in cash, or in shares of Stock which have been held by Optionee at least six months, at their Fair Market Value as determined by the Human Resources Committee, or both. In the event of any conflict between the terms of the Plan and the following terms, the terms of this Option Agreement shall prevail.

1.   Normal Exercise.  This Option becomes exercisable at the rate of 33-1/3% of the total shares on September 26 in each of the years 1998, 2001 and 2004, provided that the Performance Price Target applicable to each such date is met on such date with respect to that portion of the shares for which the Vesting Requirement has been satisfied. The shares with respect to which the Performance Price Target has not been met, but for which the Vesting Requirement has been met, remain unexercisable until the earliest date thereafter on which a Performance Price Target associated with such subsequent date as set forth in the Stock Performance Table in paragraph 7 of this Agreement is met. If the New York Stock Exchange is closed on any of such dates, then the applicable Performance Price Target must be met on the next trading day thereafter. Subject to the forfeiture provisions of paragraph 4 below, all Vesting Requirements and all Performance Price

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     Targets are waived on September 26,  2005, and all unexercised options  are
     exercisable on or after that date.   Once both the Vesting Requirement  and
     Performance Price Target are met or waived with respect to shares under the Option, such shares remain exercisable through September 25, 2006, subject only to the provisions of paragraphs 3(b) and (c) and paragraph 4 below.

2.   Acceleration.  Notwithstanding the above, prior to September 26, 2005,  the

     Vesting Requirement is waived before the normal exercise dates set forth in paragraph 1 hereof upon the occurrence of any of the following events:

     a.   Death of Optionee;

     b.   Declaration of Optionee's total and permanent disability;

     c.   Retirement from the Board of Directors of the Company; or

     d. Split-up of the Company as defined by the Human Resources Committee of the Board.

     The Performance Price Target for shares for which the Vesting Requirement is waived upon the occurrence of the events set forth in paragraphs 2a, 2b, 2c or 2d, and for shares for which the Vesting Requirement but not the Price Performance Target previously had been met before the occurrence of one of such events, shall be the Performance Price Target associated with the date set forth in the Stock Performance Table immediately preceding the date of such event. Options for such shares shall be exercisable if the Performance Price Target is met on one day during the applicable exercise period set forth in paragraph 3.

     Notwithstanding the foregoing, all Vesting Requirements and Performance Price Targets which have not been met as of a Change in Control of the

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     Company are  waived, and  all  Options which  have  not been  forfeited  or exercised prior to a Change of Control are exercisable after such Change of Control.

3.   Exercise After Certain Events.  Upon the  occurrence of any of  the events described below, any Options exercisable on the date of such event shall remain exercisable during the period stated below, but, in any event, not later than September 25, 2006:

     a. Upon Optionee's retirement from the Board of Directors, declaration of total and permanent disability or death, such Options shall remain exercisable for the balance of the option term remaining after such event;

     b. When, prior to a Change of Control, there has been a declaration of forfeiture pursuant to Section IV of the Plan because Optionee's employment is Terminated for Cause, Optionee engages in competition with the Company or an Affiliate, or Optionee engages in any activity or conduct contrary to the best interests of the Company or any Affiliate, such Options shall remain exercisable for seven days thereafter; or

     c. With respect to Options that are exercisable after a Change of Control, such shares shall remain exercisable for seven days if Optionee's employment is Terminated for Cause, Optionee engages in competition with the Company or an Affiliate, or Optionee engages in any activity or conduct contrary to the best interests of the Company or any Affiliate.

     The restrictions on exercise set forth in Sections II.C.1, 2 and 3(ii) of the Plan are not applicable to the terms of this Option.

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4.   Forfeiture.   Prior to  a Change  of  Control, this  Option is  subject  to forfeiture for the reasons set forth in Section IV.A.1, 3 or 4 of the Plan. If there is an event of forfeiture, only those shares that are exercisable at that time may be exercised as set forth in paragraph 3 hereof.

5.   Adjustments.   Upon any  stock split-up,  stock dividend,  issuance of  any targeted stock, combination or reclassification with respect to any outstanding class or series of Stock, or consolidation, merger or sale of all or substantially all of the assets of the Company, the Committee shall cause adjustments as it deems equitable or appropriate to be made to the terms of this Option.

7.   Definitions.  Unless  otherwise defined in  this Option Agreement,  defined terms used herein shall have the same meaning as set forth in the Plan.

               "Change of Control" shall occur when (i) a person, as defined under the securities laws of the United States, acquires beneficial ownership of more than 50% of the outstanding voting securities of the Company; or (ii) the directors of the Company immediately before a business combination between the Company and another entity, or a proxy contest for the election of directors, shall, as a result thereof, cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

               "Date of Grant" means September 26, 1996.

               "Performance Price Target" shall mean the closing price for a share of Stock as quoted in the New York Stock Exchange Composite Transactions, as set forth in the Stock Performance Table below with

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          respect to each anniversary  of the Date of  Grant of this Option  and the last day of each quarter between such anniversary dates:




                            Stock Performance Table



             Anniversary  of  Date  Performance   Price
             of Grant               Target

             September 26, 1996     $67.25

             December 31, 1996      $68.08

             March 31, 1997         $68.91

             June 30, 1997          $69.76

             September 26, 1997     $70.61

             December 31, 1997      $71.48

             March 31, 1998         $72.36

             June 30, 1998          $73.24

             September 26, 1998     $74.14

             December 31, 1998      $75.05

             March 31, 1999         $75.97

                                       5

             June 30, 1999          $76.91

             September 26, 1999     $77.85

             December 31, 1999      $78.81

             March 31, 2000         $79.77

             June 30, 2000          $80.75

             September 26, 2000     $81.74

             December 31, 2000      $82.75

             March 31, 2001         $83.76

             June 30, 2001          $84.79

             September 26, 2001     $85.83

             December 31, 2001      $86.88

             March 31, 2002         $87.95

             June 30, 2002          $89.03

             September 26, 2002     $90.12

             December 31, 2002      $91.23

             March 31, 2003         $92.35

             June 30, 2003          $93.48

             September 26, 2003     $94.63

             December 31, 2003      $95.79

             March 31, 2004         $96.96

             June 30, 2004          $98.15

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             September 26, 2004     $99.36

             December 31, 2004      $100.58

             March 31, 2005         $101.81

             June 30, 2005          $103.06


               "Termination for Cause" shall mean Optionee's termination of employment with the Company because of the willful engaging by Optionee in gross misconduct; provided, however, that a Termination for Cause shall not include termination attributable to (i) poor work performance, bad judgment or negligence on the part of Optionee, (ii) an act or omission believed by Optionee in good faith to have been in or not opposed to the best interests of the Company and reasonably believed by Optionee to be lawful, or (iii) the good faith conduct of Optionee in connection with a Change of Control (including opposition to or support of such Change of Control).

               "Vesting Requirement" shall mean the provision, set forth in paragraph 1, regarding exercise of the Option at the rate of 33-1/3% of the total shares on September 26 of the years 1998, 2001 and 2004.

8.   Severability.  The invalidity or  unenforceability of any provision  hereof in any jurisdiction shall not affect the validity or enforceability of the remainder hereof in that jurisdiction, or the validity or enforceability of this Option, including that provision, in any other jurisdiction. To the extent permitted by applicable law, the Company and Optionee each waive any provision of law that renders any provision hereof invalid, prohibited or unenforceable in any respect. If any provision of this Option is held to be unenforceable for any reason, it shall be adjusted rather than voided,
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     if possible, in order to  achieve the intent of  the parties to the  extent possible.

9.   Choice of Law.  The validity,  construction, interpretation and  effect of this Option Agreement shall be determined solely in accordance with the laws, but not the laws pertaining to choice of laws, of the State of Missouri.



ACKNOWLEDGED AND ACCEPTED:         RALSTON PURINA COMPANY


By:                                By:
     W. P. Stiritz                      C. S. Sommer
                                        Vice President, Administration



     Date                               Date












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